Exhibit 99.1

Conn’s, Inc. Announces Record Revenues and Net Income

Adjusted diluted earnings per share of $0.71 for the quarter
Fiscal 2015 earnings guidance initiated at $3.80 to $4.00 per diluted share
Same store sales increased 35% over prior-year period

THE WOODLANDS, Texas--(BUSINESS WIRE)--December 5, 2013--Conn’s, Inc. (NASDAQ:CONN), a specialty retailer of home appliances, furniture, mattresses, consumer electronics and provider of consumer credit, today announced record financial results for the quarter ended October 31, 2013.

Significant items for the third quarter of fiscal 2014 include:

  Consolidated revenues increased 50.6% over last year to $310.9 million;
  Retail gross margin expanded 460 basis points from the same period last year to 40.1%,
  Adjusted retail segment operating income rose 163.3% over the prior-year quarter to $34.1 million;
  Credit segment operating income was $10.4 million, a 9.8% decrease from the prior-year quarter;
  Credit segment provision for bad debts on an annualized basis was 10.1% of the average outstanding portfolio balance this quarter;
  Diluted earnings per share of $0.66 on a reported basis, versus $0.35 per share last year; and
  Fiscal 2014 earnings guidance raised to $2.75 to $2.80 per diluted share on an adjusted basis.

“We achieved the highest quarterly revenue and net income in Conn’s history,” stated Theodore M. Wright, the Company's Chairman and CEO. “This sales trend continued into November with retail sales expanding 49%. November same store sales rose 32%.”

Mr. Wright continued, “Two new Conn’s HomePlus stores opened in November. All of our new stores are performing well. We expect to open five more stores by January 31, 2014 and add 15 to 20 new locations next fiscal year.”

Retail Segment Results

Revenues were $257.5 million for the quarter ended October 31, 2013, an increase of $89.8 million, or 53.6%, over the prior-year period. Significant sales growth was reported across all major product categories. On a sequential quarter basis, third quarter retail sales reflect the benefit of two stores opened in July 2013 and two additional stores opened during the quarter. The impact of new store openings was partially offset by the closure of two underperforming locations during the current quarter. With new store openings and the remodeling and relocation of existing stores, 40 stores were operating in the Conn’s HomePlus format at October 31, 2013.

The following table presents net sales by category and changes in net sales for the current and prior-year quarter:

	Three Months Ended October 31,						Same store
	2013	% of Total	2012	% of Total	Change	% Change	% change
	(dollars in millions)
Home appliance	$66.5	25.9%	$48.5	29.0%	$18.0	37.1%	22.4%
Furniture and mattress	63.2	24.6	32.3	19.3	30.9	95.7	55.1
Consumer electronic	68.4	26.6	47.1	28.1	21.3	45.2	25.8
Home office	28.6	11.1	16.2	9.7	12.4	76.5	56.6
Other	7.5	2.9	7.6	4.5	(0.1)	(1.3)	(10.8)
Product sales	234.2	91.1	151.7	90.6	82.5	54.4	32.7

Repair service agreement commissions	19.6	7.6	12.2	7.3	7.4	60.7	55.4
Service revenues	3.3	1.3	3.4	2.1	(0.1)	(2.9)
Total net sales	$257.1	100.0%	$167.3	100.0%	$89.8	53.7%	35.1%

The following provides a summary of items influencing the Company’s major product category performance during the quarter, compared to the prior-year period:

  Home appliance unit volume increased 20%. Laundry sales increased 41%, refrigeration sales were up 38%, cooking sales rose 37% and air conditioner sales declined 20%;
  Furniture unit sales increased 95% and the average selling price increased 5%;
  Mattress unit volume increased 40% and average selling price was up 19%;
  Television sales rose 37%, with same store growth in units and average selling price; and
  Computer sales were up 78% and tablet sales increased 70%.

Retail gross margin was 40.1% for the quarter ended October 31, 2013, up from 35.5% in the prior-year quarter. Margins expanded in all major product categories. Product margin on furniture and mattress sales rose 500 basis points from the prior-year period to 50.3% of sales. Furniture and mattress sales contributed 27.0% of the total product revenue in the current period and generated 38.7% of the total product gross profit.

Credit Segment Results

Revenues totaled $53.4 million in the current period, an increase of 37.8% over the prior-year quarter. The revenue growth was attributable to the increase in the average receivable portfolio balance outstanding. The customer portfolio balance equaled $944.8 million at October 31, 2013, rising $261.1 million from a year ago. The portfolio interest and fee income yield was 17.8% for the quarter ended October 31, 2013, down 150 basis points from the prior-year period as a result of increased short-term, no-interest financing.

Provision for bad debts was $22.5 million for the quarter ended October 31, 2013, rising $9.3 million from the prior-year period. The annualized provision rate was 10.1% for the quarter and 9.4% year-to-date. The percentage of the customer portfolio balance greater than 60 days delinquent was 8.5% as of October 31, 2013, which compares to 7.0% a year ago and 8.2% as of July 31, 2013.

Additional information on the credit portfolio and its performance may be found in the table included within this press release and in the Company’s Form 10-Q for the quarter ended October 31, 2013 to be filed with the Securities and Exchange Commission.

For the quarter ended October 31, 2013, the Company reported net income of $0.66 per diluted share, which includes pre-tax charges of $2.8 million associated with facility closures and lease terminations. The Company’s reported net income was $0.35 per diluted share in the third quarter of fiscal 2013, and includes pre-tax costs of $1.5 million related to extinguishment of debt and the relocation of the Company’s corporate office to The Woodlands, Texas.

Capital and Liquidity

As of October 31, 2013, the Company had $421.3 million of borrowings outstanding under its asset-based loan facility. On November 25, 2013, the Company completed an expansion and extension of its asset-based loan facility with a syndicate of banks. Under the amended terms, the revolving facility commitment increased $265 million to $850 million and the maturity date was extended to November 2017. Borrowing costs under the facility were also reduced by 25 basis points per annum.

After giving effect to the amendment, the Company would have had $231.1 million of immediately available borrowing capacity as of October 31, 2013, and an additional $196.3 million that could become available upon increases in eligible inventory and customer receivable balances under the borrowing base.

Outlook and Guidance

The Company raised its earnings guidance for the fiscal year ending January 31, 2014 to diluted earnings per share of $2.75 to $2.80 on an adjusted basis. The following expectations were considered in developing the current guidance for the full year:

  Same stores sales up 22% to 25%;
  New store openings of 13;
  Retail gross margin between 39.3% and 39.8%;
  An increase in the credit portfolio balance;
  Credit portfolio interest and fee yield of between 17.8% and 18.1%, reflecting a higher proportion of the portfolio balance represented by no-interest credit programs than in fiscal 2013;
  Credit segment provision for bad debts of between 9.4% and 9.7% of the average portfolio balance outstanding based on the same store sales expectations presented above;
  Selling, general and administrative expense of between 28.5% and 29.0% of total revenues; and
  Diluted shares outstanding of approximately 37.0 million.

The Company also initiated earnings guidance of diluted earnings per share of $3.80 to $4.00 for the fiscal year ending January 31, 2015. The following expectations were considered in developing the guidance:

  Same stores sales up 7% to 12%;
  New store openings of 15 to 20;
  Retail gross margin between 39.0% and 40.0%;
  An increase in the credit portfolio balance;
  Credit portfolio interest and fee yield of approximately 18.0%;
  Credit segment provision for bad debts of between 8.0% to 9.0% of the average portfolio balance outstanding based on the same store sales and new store opening expectations presented above;
  Selling, general and administrative expense of between 28.0% and 29.0% of total revenues; and
  Diluted shares outstanding of approximately 37.1 million.

Conference Call Information

Conn’s, Inc. will host a conference call and audio webcast on Thursday, December 5, 2013, at 10:00 A.M. CT, to discuss its earnings and operating performance for the quarter. A link to the live webcast, which will be archived for one year, and slides to be referred to during the call will be available at ir.Conns.com. Participants can join the call by dialing 877-754-5302 or 678-894-3020.

About Conn’s, Inc.

Conn’s is a specialty retailer operating over 70 retail locations in Texas, Louisiana, Arizona, Oklahoma and New Mexico. The Company’s primary product categories include:

  Home appliance, including refrigerators, freezers, washers, dryers, dishwashers and ranges;
  Furniture and mattress, including furniture and related accessories for the living room, dining room and bedroom, as well as both traditional and specialty mattresses;
  Consumer electronic, including LCD, LED, 3-D and plasma televisions, Blu-ray players, home theater and video game products, camcorders, digital cameras, and portable audio equipment; and
  Home office, including computers, tablets, printers and accessories.

Additionally, the Company offers a variety of products on a seasonal basis. Unlike many of its competitors, the Company provides flexible in-house credit options for its customers, in addition to third-party financing programs and third-party rent-to-own payment plans.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. Statements containing the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Although we believe that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, we can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements including, but not limited to: general economic conditions impacting our customers or potential customers; our ability to continue existing or offer new customer financing programs; changes in the delinquency status of our credit portfolio; increased regulatory oversight; higher than anticipated net charge-offs in the credit portfolio; the success of our planned opening of new stores and the updating of existing stores; technological and market developments and sales trends for our major product offerings; our ability to fund our operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from our revolving credit facility, and proceeds from accessing debt or equity markets; and the other risks detailed in our SEC reports, including but not limited to, our Annual Report on Form 10-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, we are not obligated to publicly release any revisions or update to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONN'S, INC. AND SUBSIDIARIES
CONDENSED, CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2013	2012	2013	2012
Revenues
Total net sales	$257,046	$167,323	$690,206	$505,915
Finance charges and other	53,830	39,078	142,422	108,773
Total revenues	310,876	206,401	832,628	614,688
Cost and expenses
Cost of goods sold, including warehousing and occupancy costs	151,987	105,688	411,484	325,041
Cost of parts sold, including warehousing and occupancy costs	1,286	1,522	4,010	4,513
Selling, general and administrative expense	90,341	61,210	242,353	180,247
Provision for bad debts	22,730	13,449	58,049	34,838
Charges and credits	2,834	641	2,834	1,150
Total cost and expenses	269,178	182,510	718,730	545,789
Operating income	41,698	23,891	113,898	68,899
Interest expense	3,714	4,526	10,720	13,159
Loss on early extinguishment of debt	-	818	-	818
Other income, net	-	(3)	(38)	(105)
Income before income taxes	37,984	18,550	103,216	55,027
Provision for income taxes	13,608	6,765	37,502	20,080
Net income	$24,376	$11,785	$65,714	$34,947

Earnings per share:
Basic	$0.68	$0.36	$1.84	$1.08
Diluted	$0.66	$0.35	$1.79	$1.05
Average common shares outstanding:
Basic	35,955	32,553	35,686	32,387
Diluted	36,965	33,539	36,795	33,207

CONN'S, INC. AND SUBSIDIARIES
CONDENSED RETAIL SEGMENT FINANCIAL INFORMATION
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2013	2012	2013	2012
Revenues
Product sales	$234,159	$151,663	$628,482	$459,804
Repair service agreement commissions	19,601	12,183	52,756	35,930
Service revenues	3,286	3,477	8,968	10,181
Total net sales	257,046	167,323	690,206	505,915
Finance charges and other	438	340	1,067	857
Total revenues	257,484	167,663	691,273	506,772
Cost and expenses
Cost of goods sold, including warehousing and occupancy costs	151,987	105,688	411,484	325,041
Cost of parts sold, including warehousing and occupancy costs	1,286	1,522	4,010	4,513
Selling, general and administrative expense	69,920	47,275	188,340	139,832
Provision for bad debts	203	229	389	630
Charges and credits	2,834	641	2,834	1,150
Total cost and expenses	226,230	155,355	607,057	471,166
Operating income	31,254	12,308	84,216	35,606
Other income, net	-	(3)	(38)	(105)
Income before income taxes	$31,254	$12,311	$84,254	$35,711

Retail gross margin	40.1%	35.5%	39.6%	34.4%
Selling, general and administrative expense as percent of revenues	27.2%	28.2%	27.2%	27.6%
Operating margin	12.1%	7.3%	12.2%	7.0%

Number of stores:
Beginning of period	72	65	68	65
Opened	2	-	6	1
Closed	(2)	-	(2)	(1)
End of period	72	65	72	65

CONN'S, INC. AND SUBSIDIARIES
CONDENSED CREDIT SEGMENT FINANCIAL INFORMATION
(unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2013	2012	2013	2012
Revenues
Finance charges and other	$53,392	$38,738	$141,355	$107,916
Cost and expenses
Selling, general and administrative expense	20,421	13,935	54,013	40,415
Provision for bad debts	22,527	13,220	57,660	34,208
Total cost and expenses	42,948	27,155	111,673	74,623
Operating income	10,444	11,583	29,682	33,293
Interest expense	3,714	4,526	10,720	13,159
Loss from early extinguishment of debt	-	818	-	818
Income before income taxes	$6,730	$6,239	$18,962	$19,316

Selling, general and administrative expense as percent of revenues	38.2%	36.0%	38.2%	37.5%
Operating margin	19.6%	29.9%	21.0%	30.9%

MANAGED CUSTOMER RECEIVABLE PORTFOLIO STATISTICS
(dollars in thousands, except average outstanding balance per account)

			October 31,
			2013	2012
Total outstanding balance			$944,826	$683,744
Weighted average credit score of outstanding balances			591	603
Weighted average months since origination of outstanding balances			8.6	9.7
Number of active accounts			563,753	462,200
Average outstanding customer balance			$1,676	$1,479
Balance 60+ days delinquent			$80,505	$47,691
Percent 60+ days delinquent			8.5%	7.0%
Percent of portfolio re-aged			10.9%	11.4%

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2013	2012	2013	2012
Data for the periods ended:
Total applications processed	267,558	198,617	682,453	565,036
Weighted average origination credit score of sales financed	599	616	601	615
Weighted average monthly payment rate	5.1%	5.3%	5.4%	5.5%
Interest and fee income yield, annualized	17.8%	19.3%	17.9%	18.6%
Percent of bad debt charge-offs (net of recoveries) to average outstanding balance, annualized	7.6%	7.6%	6.9%	8.2%
Percent of sales paid for by payment option:
In-house financing, including down payment received	79.5%	72.3%	73.2%	69.5%
Third-party financing	11.5%	14.5%	11.7%	14.3%
Third-party rent-to-own options	2.5%	3.7%	2.9%	3.5%
Total	93.5%	90.5%	87.8%	87.3%

CONN'S, INC. AND SUBSIDIARIES
CONDENSED, CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	October 31,	January 31,
	2013	2013
Assets
Current Assets
Cash and cash equivalents	$3,701	$3,849
Customer accounts receivable, net	473,795	378,050
Other accounts receivable, net	44,648	45,759
Inventories	131,732	73,685
Deferred income taxes	17,957	15,302
Prepaid expenses and other assets	7,209	11,599
Total current assets	679,042	528,244
Long-term customer accounts receivable, net	400,606	313,011
Property and equipment, net	75,435	46,994
Deferred income taxes	11,298	11,579
Other assets, net	7,983	10,029
Total Assets	$1,174,364	$909,857

Liabilities and Stockholders' Equity
Current Liabilities
Current portion of long-term debt	$527	$32,526
Accounts payable	106,422	69,608
Accrued expenses	42,401	29,496
Other current liabilities	18,035	19,533
Total current liabilities	167,385	151,163
Long-term debt	422,161	262,531
Other long-term liabilities	26,083	21,713
Stockholders' equity	558,735	474,450
Total liabilities and stockholders' equity	$1,174,364	$909,857

NON-GAAP RECONCILIATION OF NET INCOME, AS ADJUSTED
AND DILUTED EARNINGS PER SHARE, AS ADJUSTED
(unaudited)
(in thousands, except earnings per share)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
Net income, as reported	$24,376	$11,785	$65,714	$34,947
Adjustments:
Costs related to facility closures	2,834	-	2,834	163
Costs related to office relocations	-	641	-	987
Loss from early extinguishment of debt	-	818	-	818
Tax impact of adjustments	(1,000)	(514)	(1,000)	(693)
Net income, as adjusted	$26,210	$12,730	$67,548	$36,222

Average common shares outstanding - Diluted	36,965	33,539	36,795	33,207

Earnings per share - Diluted
As reported	$0.66	$0.35	$1.79	$1.05
As adjusted	$0.71	$0.38	$1.84	$1.09

NON-GAAP RECONCILIATION OF RETAIL SEGMENT
OPERATING INCOME, AS ADJUSTED
(unaudited)
(in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
Operating income, as reported	$31,254	$12,308	$84,216	$35,606
Adjustments:
Costs related to facility closures	2,834	-	2,834	163
Costs related to office relocation	-	641	-	987
Operating income, as adjusted	$34,088	$12,949	$87,050	$36,756

Retail segment revenues	$257,484	$167,663	$691,273	$506,772

Operating margin
As reported	12.1%	7.3%	12.2%	7.0%
As adjusted	13.2%	7.7%	12.6%	7.3%

Basis for presentation of non-GAAP disclosures:

To supplement the Company’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles ("GAAP"), the Company also provides the following information: adjusted net income and adjusted earnings per diluted share; and adjusted retail segment operating income and adjusted operating margin. These non-GAAP financial measures are not meant to be considered as a substitute for comparable GAAP measures but should be considered in addition to results presented in accordance with GAAP, and are intended to provide additional insight into the Company’s operations and the factors and trends affecting the Company’s business. The Company’s management believes these non-GAAP financial measures are useful to financial statement readers because (1) they allow for greater transparency with respect to key metrics the Company uses in its financial and operational decision making and (2) they are used by some of its institutional investors and the analyst community to help them analyze the Company’s operating results.

CONN-F

CONTACT:
Conn’s, Inc.
Brian Taylor 936-230-5899
Chief Financial Officer and Treasurer
or
Investors:
S.M. Berger & Company
Andrew Berger, 216-464-6400